The information in this preliminary prospectus supplement is not complete and may be changed. The Republic may not sell these securities until a final prospectus supplement is delivered. This preliminary prospectus supplement is not an offer to sell these securities and the Republic is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MAY 23, 2003.

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 23, 2003)
                                                     Filed pursuant to 424(b)(3)
                                                       Registration No. 333-8502
[LOGO]
                               US$1,000,000,000

                             The Republic of Korea

                              % Notes due       , 2013

   The Republic's notes (the "Notes") will bear interest at the rate of       %
per year and will mature on       , 2013. The Notes will be direct,
unconditional, unsecured and unsubordinated obligations of The Republic of
Korea. Interest on the Notes will be payable semi-annually on        and
of each year, beginning on       , 2003. The Republic will not have any right
to redeem the Notes prior to maturity. Except as described in the accompanying prospectus under "Description of the Debt Securities--Global Securities," the Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                         Per Note Total
                                                         -------- -----
         Public Offering Price..........................     %     US$
         Underwriting Discount..........................     %     US$
         Proceeds to the Republic (Before Expenses)/(1)/     %     US$

--------
/(1)/ The underwriters have agreed to pay certain expenses of the Republic in connection with this offering. For more information, see "Underwriting" in this prospectus supplement.

   In addition to the initial public offering price to the public, you will
have to pay for interest accrued on the Notes from       , 2003, if any.

   The Republic has applied through its listing agent to list the Notes on the Luxembourg Stock Exchange. The Republic cannot give any assurance that such listing will be obtained. Currently, there is no public market for the Notes.

   The underwriters expect to deliver the Notes to investors through the
book-entry facilities of The Depository Trust Company on or about       , 2003.

                               -----------------

                               Joint Bookrunners

Barclays Capital                   Citigroup          Goldman Sachs (Asia) L.L.C.

                               -----------------
                                  Co-Managers

Credit Suisse First Boston   Daewoo Securities Co.,        Daiwa Securities SMBC
                                      Ltd.
Deutsche Bank                Hyundai Securities Co.,                    JPMorgan
                                      Ltd.
Lehman Brothers            LG Investment & Securities             Morgan Stanley
Samsung Securities Co.,                                              UBS Warburg
Ltd.

                               -----------------


            The date of this prospectus supplement is       , 2003

   You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. The Republic has not authorized anyone to provide you with different information. The Republic is not making an offer of the Notes in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

                               -----------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                         Page
                                                         ----
                  SUMMARY OF THE OFFERING...............  S-6
                  NEW PROVISIONS APPLICABLE TO THE NOTES  S-8
                  DESCRIPTION OF THE NOTES.............. S-11
                  CLEARANCE AND SETTLEMENT.............. S-14
                  UNDERWRITING.......................... S-18
                  LEGAL MATTERS......................... S-22
                  GENERAL INFORMATION................... S-22

                                  Prospectus

                                                                         Page
                                                                         ----
  CERTAIN DEFINED TERMS AND CONVENTIONS.................................   3
  USE OF PROCEEDS.......................................................   4
  THE REPUBLIC OF KOREA.................................................   5
     Land and History...................................................   5
     Government and Politics............................................   6
     The Economy........................................................   8
     Gross Domestic Product and Major Financial Indicators..............  23
     Balance of Payments and Foreign Trade..............................  31
     The Financial System...............................................  35
     Monetary Policy....................................................  39
     Government Finance.................................................  42
     Debt...............................................................  44
     Tables and Supplementary Information...............................  46
  DESCRIPTION OF THE DEBT SECURITIES....................................  49
     General Terms of the Debt Securities...............................  49
     Payments of Principal, Premium and Interest........................  50
     Repayment of Funds; Prescription...................................  50
     Global Securities..................................................  50
     Additional Amounts.................................................  52
     Status of Debt Securities..........................................  52
     Negative Pledge Covenant...........................................  53
     Events of Default..................................................  54
     Modifications and Amendments; Debt Securityholders' Meeting........  55
     Fiscal Agent.......................................................  56
     Further Issues of Debt Securities..................................  56
     Governing Law, Jurisdiction, Consent to Service and Enforceability.  56
  LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES.....................  58

                                                              Page
                                                              ----
              TAXATION.......................................  59
                 Korean Taxation.............................  59
                 United States Tax Considerations............  60
              PLAN OF DISTRIBUTION...........................  67
              LEGAL MATTERS..................................  68
              AUTHORIZED REPRESENTATIVES IN THE UNITED STATES  68
              OFFICIAL STATEMENTS AND DOCUMENTS..............  68
              FORWARD-LOOKING STATEMENTS.....................  68
              FURTHER INFORMATION............................  69

                             Certain Defined Terms

   Unless the context otherwise requires, all references to "Korea" or the "Republic" contained in this prospectus supplement are to The Republic of Korea. All references to the "Government" are to the government of Korea.

   Unless otherwise indicated, all references to "won", "Won" or "(Won)" contained in this prospectus supplement are to the currency of Korea, and references to "U.S. dollars", "Dollars", "$" or "US$" are to the currency of the United States of America.

                            Additional Information

   The information in this prospectus supplement is in addition to the information contained in the Republic's prospectus dated May 23, 2003. The accompanying prospectus contains information regarding the Republic, as well as a description of some terms of the Notes. You can find further information regarding the Republic and the Notes in registration statement no. 333-8502, as amended (the "Registration Statement"), relating to the debt securities of the Republic, which is on file with the Securities and Exchange Commission.

   The Government is Responsible for the Accuracy of the Information in this
                                   Document

   The Government is responsible for the accuracy of the information in this prospectus supplement and the accompanying prospectus and confirms that, to the best of the Government's knowledge, the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and that the Government has included all facts that should be included not to mislead potential investors. The delivery of this prospectus supplement and the accompanying prospectus at any time does not imply that any information contained in this prospectus supplement and the accompanying prospectus is correct at any time subsequent to the date of this prospectus supplement.

   The Luxembourg Stock Exchange takes no responsibility for the contents of this prospectus supplement and the accompanying prospectus and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

                       Not an Offer if Prohibited by Law

   The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer, and it is prohibited to use them to make an offer, in any state or country which prohibits the offering. For a description of some restrictions on the offering and sale of the Notes and the distribution of this prospectus supplement and the accompanying prospectus, see "Underwriting--Foreign Selling Restrictions" beginning on page S-19 of this prospectus supplement.

   The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see "Underwriting--Foreign Selling Restrictions--Korea" beginning on page S-19 of this prospectus supplement.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

                            SUMMARY OF THE OFFERING

   This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of the Republic's Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

Issuer......................  The Republic of Korea.

Notes.......................  US$1,000,000,000 aggregate principal amount of
                                    % Notes due on       , 2013.

Maturity Date...............        , 2013.

Interest....................        % per year. Interest will be computed based
                              on a 360-day year consisting of twelve 30-day months.

Interest Payment Dates......         and        of each year, beginning on
                                    , 2003. Interest will accrue from       ,
                              2003.

Redemption..................  The Republic may not redeem the Notes prior to maturity.

Form and Settlement.........  The Republic will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of The Depository Trust Company ("DTC"). Except as described in the accompanying prospectus under "Description of the Debt Securities--Global Securities" and in this prospectus supplement under "Description of the Notes--Form and Registration--Certificated Notes," the global notes will not be exchangeable for Notes in definitive registered form and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream") if you are a participant in such systems, or indirectly through organizations that are participants in such systems.

Listing and Markets.........  The Republic has applied through its listing agent to list the Notes on the Luxembourg Stock Exchange. The Republic cannot give any assurance that the application to the Luxembourg Stock Exchange for the Notes will be approved. The Republic will offer the Notes for sale in the countries in the Americas, Europe, Asia and elsewhere where it is legal to make such offers.

Status of Notes.............  The Notes will constitute direct, unconditional, unsecured and unsubordinated obligations of
                              Korea. The Notes will rank at least equally in right of payment, without any preference among themselves, with all of the Republic's existing and future unsecured and unsubordinated External Indebtedness (as defined in "Description of the Debt Securities--Status of Debt Securities" in the accompanying prospectus). See "Description of the Debt Securities--Status of Debt Securities" in the accompanying prospectus.

Negative Pledge.............  Subject to certain exceptions, if any of the
                              Notes are outstanding, the Republic will not create or permit to subsist any Security Interest (as defined in "Description of the Debt Securities--Negative Pledge Covenant" in the accompanying prospectus) on the Republic's assets as security for any of the Republic's Public External Indebtedness (as defined in "Description of the Debt Securities--Negative Pledge Covenant" in the accompanying prospectus), unless the Notes are secured equally and ratably with such Public External Indebtedness. See "Description of the Debt Securities--Negative Pledge Covenant" in the accompanying prospectus.

Delivery of the Notes.......  The Republic expects to make delivery of the
                              Notes, against payment in same-day funds on or
                              about       , 2003, which the Republic expects
                              will be the third business day following the date of this prospectus supplement, referred to as "T+3". You should note that initial trading of the Notes may be affected by the "T+3" settlement. See "Underwriting--Delivery of the Notes" in this prospectus supplement.

Taxation....................  The Republic will make all payments of principal of and interest on the Notes without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. In that event, the Republic will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction, subject to certain exceptions provided in the accompanying prospectus. See "Description of the Debt Securities--Additional Amounts" in the accompanying prospectus. For a description of certain United States tax aspects of the Notes, see "Taxation--United States Tax Considerations" in the accompanying prospectus.

Fiscal Agent................  The Bank of New York

Further Issues..............  The Republic may, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes and consolidate such additional debt securities to form a single series with the Notes. See "Description of the Debt Securities--Further Issues of Debt Securities" in the accompanying prospectus.

Governing Law...............  The Notes and the fiscal agency agreement will be governed by the laws of the State of New York, without regard to the conflicts of law principles of the State of New York. The laws of Korea will govern all matters governing the authorization, execution and delivery of the Notes and the fiscal agency agreement by Korea.

Additional Provisions:......  The Notes will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to the Republic's other Public External Indebtedness. Those provisions are described in the following section, "New Provisions Applicable to the Notes".

                    NEW PROVISIONS APPLICABLE TO THE NOTES

   The fiscal agency agreement summarized in this prospectus supplement under "Description of the Notes" and the accompanying prospectus under "Description of the Debt Securities" has been amended. The fiscal agency agreement, as amended, and the Notes will contain provisions regarding acceleration and voting on amendments, modifications and waivers that differ from the provisions described in the accompanying prospectus. The provisions described in this prospectus supplement will govern the Notes. These provisions are commonly referred to as "collective action clauses". Under these provisions, the Republic may amend certain key terms of the Notes, including the maturity date, interest rate and other payment terms, with the consent of less than all of the holders of the Notes. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the accompanying prospectus.

Default and Acceleration of Maturity

   The Notes will contain the same events of default as those described in the accompanying prospectus, but the procedures for acceleration if an event of default occurs will be different from those described in the prospectus. The events of default are the following:

   (a) the Republic fails to pay principal or interest or premium or deposit any sinking fund payment on the Notes when due and such failure to pay continues for 30 days;

   (b) the Republic fails to perform or breaches any of the covenants or agreements in the Notes (other than non-payment) for 60 days after written notice of the default is delivered to the Republic at the office of the fiscal agent by holders representing at least 10% of the aggregate principal amount of the Notes;

   (c) the Republic fails to make any payment in respect of:

      (1) Public External Indebtedness (other than Public External Indebtedness constituting guarantees by the Republic) in an aggregate principal amount in excess of US$30,000,000, or its equivalent in any other currency, when due, and such failure continues beyond the applicable grace period (whether at maturity, upon acceleration by reason of any default or otherwise); or

      (2) any Public External Indebtedness constituting guarantees by the Republic in an aggregate principal amount in excess of US$30,000,000, or its equivalent in any other currency, when due (whether at maturity, upon acceleration by reason of default or otherwise), and such failure continues until the earlier of (A) the expiration of any applicable grace period or 30 days, whichever is longer, or (B) the acceleration of any such Public External Indebtedness by any holder thereof; or

   (d) the Republic declares a moratorium on the payment of any Public External Indebtedness.

   If any of the events of default described above occurs and is continuing, the holders of at least 25% of the aggregate principal amount of the Notes outstanding (as defined below) may, by written notice to the fiscal agent, declare all the Notes to be due and payable immediately.

   Upon any declaration of acceleration, the principal, interest and all other amounts payable on the Notes will become immediately due and payable on the date the Republic receives written notice of the declaration, unless the Republic has remedied the event or events of default prior to receiving the notice. The holders of more than 50% of the aggregate principal amount of the outstanding Notes may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

Meeting, Amendments and Waivers

   The Republic may call a meeting of the holders of the Notes at any time regarding the fiscal agency agreement or the Notes. The Republic will determine the time and place of the meeting. The Republic will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

   In addition, the fiscal agent will call a meeting of the holders of the Notes if the holders of at least ten percent of the aggregate principal amount of the outstanding Notes have delivered a written request to the fiscal agent setting forth the action they propose to take. The fiscal agent will notify the holders of the time, place and purpose of any meeting called by the holders not less than 30 and not more than 60 days before the meeting.

   Only holders of Notes and their proxies are entitled to vote at a meeting of holders. Holders or proxies representing a majority of the aggregate principal amount of the outstanding Notes will normally constitute a quorum. However, if a meeting is adjourned for a lack of a quorum, then holders or proxies representing 25% of the aggregate principal amount of the outstanding Notes will constitute a quorum when the meeting is rescheduled. For purposes of a meeting of holders that proposes to discuss reserved matters, which are specified below, holders or proxies representing 75% of the aggregate principal amount of the outstanding Notes will constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 75% of the aggregate principal amount of the outstanding Notes shall constitute a quorum for the taking of any action set forth in the original meeting. The fiscal agent will set the procedures governing the conduct of the meeting.

   The Republic, the fiscal agent and the holders may amend, modify, supplement or waive the terms of the Notes (other than reserved matters specified below and matters that do not require consent of any holder of the Notes for amendment described below) or the fiscal agency agreement:

    . with the affirmative vote of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding Notes that are represented at a meeting; or

    . with the written consent of the holders of 66 2/3% of the aggregate principal amount of the outstanding Notes.

   However, the holders of not less than 75% of the aggregate principal amount of the outstanding Notes, voting at a meeting or by written consent, must consent to any amendment, modification, supplement or waiver of the terms of the Notes or the fiscal agency agreement that would:

    . change the due dates for the payment of principal of or interest on the Notes;

    .  reduce any amounts payable on the Notes;

    . reduce the amount of principal payable upon acceleration of the maturity of the Notes;

    .  change the payment currency or places of payment for the Notes;

    . permit early redemption of the Notes or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price;

    . reduce the percentage of holders of the Notes whose vote or consent is needed to amend, supplement or modify the fiscal agency agreement (as it relates to the Notes) or the terms and conditions of the Notes or to take any other action with respect to the Notes or change the definition of "outstanding" with respect to the Notes;

    .  change the Republic's obligation to pay any additional amounts;

    .  change the governing law provision of the Notes;

    . change the courts to the jurisdiction of which the Republic has submitted, the Republic's obligation to appoint and maintain an agent for service of process in the Borough of Manhattan, The City of New York or the Republic's waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Notes, as described in the accompanying prospectus;

    . in connection with an exchange offer for the Notes, amend any event of default under the Notes; or

    . change the status of the Notes, as described under "Description of the Debt Securities--Status of Debt Securities" in the accompanying prospectus.

   We refer to the above subject as "reserved matters." A change to a reserved matter, including the payment terms of the Notes, can be made without your consent, as long as a supermajority of the holders (that is, the holders of at least 75% of the aggregate principal amount of the outstanding Notes) agree to the change.

   The Republic and the fiscal agent may, without the vote or consent of any holder of the Notes, amend the fiscal agency agreement or the Notes to:

    .  add covenants made by the Republic that benefit holders of the Notes;

    .  surrender any right or power of the Republic;

    .  provide security or collateral for the Notes;

    . cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the Notes; or

    . amend the fiscal agency agreement or the Notes in any manner which would not be inconsistent with the Notes and would not adversely affect the interests of any holder of the Notes.

   For purposes of determining whether the required percentage of holders of the Notes has approved any amendment, modification, supplement or waiver of the terms of the Notes or the fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration of the Notes, Notes owned, directly or indirectly, by the Republic or any public sector instrumentality of the Republic will be disregarded and deemed not to be outstanding, except that in determining whether the fiscal agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only Notes that the fiscal agent knows to be so owned shall be so disregarded. As used in this paragraph, "public sector instrumentality" means The Bank of Korea, any department, ministry or agency of the Republic or any corporation, trust, financial institution or other entity majority-owned and controlled by the Republic or any of the foregoing, and "control" means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

                           DESCRIPTION OF THE NOTES

   The following is a description of some of the terms of the Notes the Republic is offering. The following description is only a summary. The Republic urges you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. The Republic has filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement no. 333-8502, as amended.

   The Notes are a series of debt securities more fully described in "Description of the Debt Securities" in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

General

   The Republic will issue the Notes under the fiscal agency agreement, dated
as of April 17, 1998, as amended by Amendment No. 1 dated       , 2003, between
the Republic and The Bank of New York, as fiscal agent.

   The Notes will constitute direct, unconditional, unsecured and unsubordinated obligations of the Republic. The aggregate principal amount of
the Notes will be US$1,000,000,000 and will mature on       , 2013. The Notes
will be denominated in principal amounts of US$1,000 increased in multiples of US$1,000.

Payment of Principal and Interest

   The Notes will bear interest at       % per year from       , 2003. Interest
will be payable semi-annually on        and        of each year, beginning on
      , 2003. Interest payable on any Notes on any interest payment date will be payable to the person in whose name such Notes are registered at the close of business on the fifteenth day (whether or not a business day) next preceding such interest payment date, which for so long as the Notes are in book-entry form will generally be Cede & Co. as DTC's nominee. Principal of the Notes will be payable at par. Upon receipt of any payment of principal of or interest on the Notes, DTC will credit DTC participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of Notes as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the Notes held through such participants will be the responsibility of such participants, as is in the case with securities held for accounts of customers registered in "street name". The Republic will have no responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Principal of and interest on the Notes will be payable in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. In any case where the due date for the payment of the principal of or interest on any Notes will be, at any place from which any check for such payment is to be mailed or where such Note is to be surrendered for payment or, in the case of payments by transfer, where such transfer is to be made, a day on which banking institutions in New York City are authorized or obligated by law to close, then such payment need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay.

Status of the Notes

   The Notes will be direct, unconditional, unsecured and unsubordinated obligations of the Republic. The Notes will rank at least equally in right of payment, without any preference among themselves, with all of the Republic's existing and future unsecured and unsubordinated External Indebtedness. See "Description of the Debt Securities--Status of Debt Securities" in the accompanying prospectus.

Redemption

   The Republic may not redeem the Notes prior to maturity. At maturity, the Republic will redeem the Notes at par.

Purchase of Notes by Korea

   The Republic may at any time purchase or acquire any of the Notes in any manner and at any price. The Notes which are purchased or acquired by the Republic may, at the Republic's discretion, be held, resold or surrendered to the fiscal agent for cancellation.

Governing Law

   The Notes and the fiscal agency agreement will be governed by the laws of the State of New York, without regard to the conflicts of law principles of the State of New York. The laws of Korea will govern all matters governing the authorization, execution and delivery of the Notes and the fiscal agency agreement by Korea.

Notices

   Notices will be mailed to holders of the Notes (which will be DTC's nominee as long as the Notes are held in global form) at their registered addresses and shall be deemed to have been given on the date of such mailing. All notices to holders of the Notes will be published, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, in a daily newspaper of general circulation in Luxembourg. It is expected that such publication will be made in the Luxemburger Wort. If such publication is not practicable, notice will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Fiscal Agent

   The duties of the fiscal agent will be governed by the fiscal agency agreement. The Republic may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent. The fiscal agent is the agent of the Republic, is not a trustee for the holders of the Notes and does not have the same responsibilities or duties to act for such holders as would a trustee.

Form and Registration

   General

   The Notes will be represented by one or more fully registered global notes, which will be deposited with a custodian for, and registered in the name of a nominee of, DTC. Except in the limited circumstances described under "--Certificated Notes" below, beneficial interests in the Notes will only be recorded by book-entry and owners of beneficial interests in the Notes will not be entitled to receive physical delivery of certificated notes representing the Notes.

   Global Notes

   Upon the issuance of the global notes, DTC or its nominee will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by such global notes to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a global note will be limited to persons (including Euroclear and Clearstream) who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of agent members (with respect to interests of persons other than participants).

   So long as DTC or its nominee is the holder of a global note, DTC or its nominee, as the case may be, will be considered the holder of the Notes represented by such global note for all purposes under the fiscal agency agreement and the Notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the Notes referred to in this prospectus supplement and, if applicable, those of Euroclear and Clearstream) unless the Republic issues certificated notes as described under "--Certificated Notes" below.

   Investors may hold their interests in the global notes directly through DTC, if they are participants, or indirectly through organizations that are participants, including Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through their respective depositaries, which in turn will hold such interests in such global notes in customers' securities accounts in the depositaries' names on the books of DTC. The Bank of New York Depository (Nominees) Limited will initially act as common depositary for Euroclear and Clearstream.

   Payments of the principal of and interest on the global notes will be made to DTC or its nominee, as the holder of such global notes. None of the Republic, the underwriters or the fiscal agent will have any responsibility or liability for any aspect of the records relating to or payments made to an account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Republic expects that DTC or its nominee, upon receipt of any payment of principal of or interest on a global note held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. The Republic also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices. Such payments will be the responsibility of such participants.

   DTC will take any action permitted to be taken by a holder of the Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose DTC account interests in the global notes are credited, and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

   Certificated Notes

   The Republic will issue certificated notes in exchange for the global notes if:

    . DTC or any successor depositary notifies the Republic that it is unwilling or unable to continue as a depositary for such global notes or ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

    . the Republic, in its sole discretion, executes and delivers to the fiscal agent an order that such global notes will be exchangeable into certificated notes.

   The holder of a certificated note may transfer such certificated note by surrendering it at the office maintained for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the fiscal agent.

                           CLEARANCE AND SETTLEMENT

   The Republic has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream. The Republic accepts responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither the Republic nor the registrar will be responsible for DTC's, Euroclear's or Clearstream's performance of their obligations under their rules and procedures. Nor will the Republic or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

  The Depository Trust Company

   DTC is:

    .  a limited-purpose trust company organized under the New York Banking Law;

    .  a "banking organization" under the New York Banking Law;

    .  a member of the Federal Reserve System;

    .  a "clearing corporation" under the New York Uniform Commercial Code; and

    .  a "clearing agency" registered under Section 17A of the Exchange Act.

   DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

  Euroclear and Clearstream

   Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

  Ownership of the Notes through DTC, Euroclear and Clearstream

   The Republic will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants' beneficial interests in the global notes in their customers' securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers' securities accounts with DTC.

   The Republic and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once the Republic and the fiscal agent make payments to the registered holder, the Republic and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

   DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear's or Clearstream's ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

   The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

  Trading Between DTC Purchasers and Sellers

   DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

  Trading Between Euroclear and/or Clearstream Participants

   Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

  Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

   When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant's account, and the Notes will be credited to the depositary's account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant's account, and the participant will then credit the purchaser's account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

   Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

   As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant's account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant's overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

   Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

  Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

   Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant's account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

   If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

   Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

   Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

    . borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader's Euroclear or Clearstream account, in accordance with the clearing system's customary procedures;

    . borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

    . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

                                 UNDERWRITING

Relationship with the Underwriters

   The Republic and the underwriters named below have entered into a Terms
Agreement dated       , 2003 (the "Terms Agreement") with respect to the Notes
relating to the Underwriting Agreement--Standard Terms (Debt Securities) (together with the Terms Agreement, the "Underwriting Agreement") filed as an exhibit to the registration statement no. 333-8502, as amended. Barclays Bank PLC, Citigroup Global Markets Inc. and Goldman Sachs (Asia) L.L.C. are acting as representatives of the underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, the Republic has agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the following principal amounts of the Notes set out opposite its name below:

                                                  Principal
                 Name of underwriters          Amount of Notes
                 --------------------          ----------------
                 Barclays Bank PLC............ US$
                 Citigroup Global Markets Inc.
                 Goldman Sachs (Asia) L.L.C...
                 Co-managers (as a group).....
                                               ----------------
                    Total..................... US$1,000,000,000
                                               ================

   The Underwriting Agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The Underwriting Agreement also provides that if an underwriter defaults, the purchase commitment of the non-defaulting underwriters may be increased or the offering of the Notes may be terminated.

   The underwriters initially propose to offer part of the Notes directly to the public at the public offering price described on the cover page of this prospectus supplement and part of the Notes to certain brokers and dealers at a
price that represents a concession not in excess of        % of the principal
amount of the Notes. Any underwriter may allow, and any such brokers or dealers
may reallow, a concession not in excess of        % of the principal amount of
the Notes to certain other brokers and dealers. After the initial offering of the Notes, the underwriters may from time to time change the public offering price and other selling terms.

   Any underwriter who is not registered as a broker-dealer with the Securities and Exchange Commission will not engage in any transaction related to the Notes with any U.S. person except as permitted by the Securities Exchange Act of 1934, as amended.

   The Notes are a new class of securities with no established trading market. The Republic has applied through its listing agent to the Luxembourg Stock Exchange for listing of, and permission to deal in, the Notes. The Republic cannot give any assurance that the application to the Luxembourg Stock Exchange will be approved. The underwriters have advised the Republic that they intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market-making activities with respect to the Notes at any time without notice. Accordingly, the Republic cannot assure you as to the liquidity of any trading market for the Notes.

   The Republic has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute with respect to certain payments which the underwriters may be required to make in respect of any such liabilities.

   In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Luxembourg Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

   The total of the Republic's expenses for this offering are estimated to be
approximately US$      . The underwriters have agreed to pay or reimburse
certain of the Republic's expenses, estimated to be approximately US$      ,
incurred in connection with the offering of the Notes.

   In the ordinary course of their respective businesses, some of the underwriters and/or their respective affiliates have engaged, and may in the future engage, in investment banking, commercial banking, advisory or other services for the Republic.

Delivery of the Notes

   The Republic expects to make delivery of the Notes against payment for the
Notes in same-day funds on or about       , 2003, which will be the third
business day following the date of this prospectus supplement.

Foreign Selling Restrictions

  Korea

   The Notes have not been offered, sold or delivered, and will not be offered, sold or delivered, directly or indirectly, to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations. Any securities dealer to whom the Notes are sold will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

  United Kingdom

   The Notes have not been offered or sold and, prior to the expiry of a period of six months from the closing date, will not be offered or sold to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of The Public Offers of Securities Regulations 1995 (as amended). No person has communicated or caused to be communicated or will communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of The Financial Services and Markets Act of 2000 ("FSMA")) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, in, from or otherwise involving the United Kingdom have been, and will be, complied with.

  Japan

   The Notes have not been and will not be registered under the Securities and Exchange Law of Japan and have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except:

    . pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan; and

    .  in compliance with the other relevant laws of Japan.

  Hong Kong

   The Notes have not been offered or sold, and will not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, has been or will be issued, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

  Singapore

   This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore (the "SFA"). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than:

    . to an institutional investor or other person specified in Section 274 of the SFA;

    . to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA; or

    . otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

  Netherlands

   The Notes may not be offered, transferred, delivered or sold, whether directly or indirectly, to any individual or legal entity in the Netherlands as part of the initial distribution or at any time thereafter, other than to individuals or legal entities who, or which, trade or invest in securities in the conduct of their profession or trade (which includes banks, brokers, dealers, asset management companies, investment funds, insurance companies, pension funds, other institutional investors and treasury departments of large commercial enterprises).

  Italy

   No action has been or will be taken to obtain an authorization from CONSOB for the public offering of the Notes in the Republic of Italy. The Notes, this prospectus supplement, the accompanying prospectus and any other offering material relating to the Notes have not been offered, sold or delivered and will not be offered, sold or delivered and have not been distributed and will not be distributed and have not been made and will not, directly or indirectly, be made available in the Republic of Italy except to "qualified investors" (operatori qualificati), as defined in Article 31.2 of CONSOB Regulation No. 11522 of July 1998 as amended ("Regulation No. 11522"), pursuant to Article 30.2 and 100.1, lett. a) of Legislative Decree No. 58 of 24 February 1998 ("Decree No. 58"), or in any other circumstance where an express exemption from compliance with the solicitation restrictions provided by Decree No. 58 or CONSOB Regulation No. 11971 of 14 May 1999 as amended applies, provided however, that any such offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement, the accompanying prospectus or any other offering material relating to the Notes in the Republic of Italy must be:

    . made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with legislative Decree No. 385 of 1 September 1993 as amended ("Decree No. 385"), Decree No. 58, Regulation No. 11522 and any other applicable laws and regulations;

    . in compliance with Article 129 of Decree No. 385 and the implementing instructions of the Bank of Italy, pursuant to which the Issue, trading or placement of securities in Italy is subject to prior notification to the Bank of Italy, unless an exemption applies; and

    . in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

                                 LEGAL MATTERS

   The validity of the Notes is being passed upon for the Republic by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and by Kim & Chang, Seoul, Korea. Certain legal matters will also be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and by Woo, Yun, Kang, Jeong & Han, Seoul, Korea. In giving their opinions, Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP may rely as to matters of Korean law upon the opinions of Kim & Chang and Woo, Yun, Kang, Jeong & Han, and Kim & Chang and Woo, Yun, Kang, Jeong & Han may rely as to matters of New York law upon the opinions of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP.

                              GENERAL INFORMATION

   The issue of the Notes has been authorized by the National Assembly pursuant to a resolution adopted on November 8, 2002.

   The Republic is not involved in any litigation, arbitration or administrative proceedings that are material in the context of the issue of the Notes and are not aware of any such litigation, arbitration or administrative proceedings whether pending or threatened.

   Other than as disclosed in this prospectus supplement and the accompanying prospectus, there has been no material adverse change in the financial position of Korea since December 31, 2002.

   The Republic has not appointed a Luxembourg paying or transfer agent with respect to the Notes. The Republic has agreed to appoint such an agent in Luxembourg if Notes in definitive form are issued in the limited circumstances set forth in the accompanying prospectus under "Description of the Debt Securities--Global Securities" and in such an event, publication of such appointment will be made as set forth in this prospectus supplement under "Description of the Notes--Notices." In the event Notes in definitive form are issued, such Notes may be transferred at the office of the Luxembourg transfer agent so appointed. Pending such appointment, The Bank of New York (Luxembourg), S.A., the Republic's Luxembourg listing agent, will act as intermediary in Luxembourg between holders of Notes and the Republic.

   The registration statement with respect to the Republic and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C.
under the Securities Act. Additional information concerning the Republic and the Notes is contained in the registration statement and amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549.

   Copies of the registration statement, including amendments to such registration statement, referred to under "Further Information" in the accompanying prospectus, and the fiscal agency agreement and the Underwriting Agreement, as exhibits to such registration statement, will be available for inspection at, and copies of economic reports produced by the Government may be obtained from, the offices of The Bank of New York (Luxembourg), S.A. in Luxembourg during normal business hours on any weekday for so long as the Notes are listed on the Luxembourg Stock Exchange.

   The Notes have been accepted for clearance through Euroclear and Clearstream
(Common Code:        ; ISIN:        ; CUSIP:        ).